SEEQ TECHNOLOGY, INC.                                            EXHIBIT 10.10.1



October 4, 1995



Seeq Technology Incorporated
Kodiak Technology Incorporated
47200 Bayside Parkway
Fremont, CA. 94538
Attention: Phillip Salsbury, President


RE: Loan and Security Agreement dated November 22, 1993 and any and all amendments and supplements thereto entered into between The CIT Group/Credit Finance, Inc. ("Lender") and Seeq Technology Incorporated and Kodiak Technology Incorporated (collectively "Borrower") ("Agreement").


Dear Phil:

In confirmation of our understanding, the above-captioned Agreement is hereby amended as set forth below. Except as specifically stated, all the following amendments shall be effective immediately. To the extent of any inconsistencies between this letter-amendment and the Agreement, the terms and conditions set forth below shall govern. In all other respects the Agreement shall remain in full force and effect.

1. The $3,000,000 presently invested in a Certificate of Deposit in Lender's name will be applied in reduction of the existing Obligations on November 22, 1995.

2. The first sentence of Section 2.1(d) is amended to provide that all accounts receivable of Kodiak Technology Incorporated ("Kodiak") will no longer be eligible for lending purposes.

3. Section 2.1(d)14 (concerning eligibility criteria for Kodiak accounts) is deleted in its entirety.

4. Effective November 22, 1995, the Minimum Borrowing provision of $1,500,000 as set forth in Section 2.1(g) shall only be applicable in the event Borrower has a loan balance outstanding under the Agreement. This will confirm that prior to requesting advances against the accounts receivable Collateral, Borrower must provide Lender with at least 30 ays prior written notice of its intention to request such advances to allow Lender sufficient time to conduct a field examination of Borrower's facilities and any other due diligence.

5. Effective November 22, 1995, Section 3.4 is hereby added and reads as follows:

October 3, 1995 / Page 2 of 3


     "3.4 Unused Line Fee. Borrower shall pay Lender monthly, on the first day of each month, in arrears, an Unused Line Fee for each month during the initial and each renewal term at the rate per annum set forth in Section 10.4(d), calculated upon the amount, if any, by which the Maximum Credit exceeds the average outstanding daily principal balance during the preceding month of all Revolving Loans, Accommodation and any Term Loans."

6.   Effective November 22, 1995, Section 5.1 shall read as follows:

     "5.1 Collections. Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral ("Remittances") shall be sent to a lock box designated by and or maintained in the name of Lender. Until Lender otherwise unilaterally notifies the depository bank and so long as no Event of Default has occurred, all Remittances shall be deposited into Borrower's operating account with such depository bank. Upon Lender's receipt of Borrower's notice of intent to request advances, Lender shall unilaterally notify the depository bank to deposit all remittances into a bank account maintained in Lender's name under which all funds deposited to such bank account are required to be transferred solely to Lender. Borrower shall bear all risk of loss of any funds deposited into such account whether such account is in the name of Borrower or Lender. In connection therewith, orrower shall execute such lock box and bank account agreements as Lender shall specify."

7. Section 6.1(a) is hereby amended to delete the requirement that Borrower must provide monthly internal financial statements to CIT.

8.   Section 6.11 (Financial Covenants) is hereby deleted in its entirety.

9. Effective November 22, 1995, Borrower's obligation to pay for expenses of field examinations under Section 6.13(d) shall apply once Borrower seeks advances under the Agreement and/or if Borrower is in default under the Agreement.

10.  Section 9.1 shall be amended to read as follows:

     "This Agreement shall continue in full force and effect through November 21, 1997 and shall be deemed automatically renewed for successive terms of one (1) year unless terminated as of the end of the initial or any renewal term (each a "Term") by either party giving the other written notice at least sixty (60) days prior to the end of the then-current Term."

11. Effective November 22, 1995, Section 9.2(a) shall be amended to provide that no early termination fee shall be due should Borrower wish to prepay its Obligations to CIT under the Agreement. Section 9.2(b) is deleted.

12. Effective November 22, 1995, Section 10.1(e) is hereby amended to decrease the Minimum Borrowing from $3,000,000.00 to $1,500,000.00.

October 3, 1995 / Page 3 of 3


13. Effective November 22, 1995, Section 10.4(a) is hereby amended to decrease the interest rate from Prime Rate plus 2.25% per annum over a 360-day year to Prime Rate plus 2.00% per annum over a 360-day year.

14. Section 10.4(b) is hereby amended to decrease the Facility Fee from 0.75% to 0.50% of the Maximum Credit.

15. Effective November 22, 1995, Section 10.4(d) is hereby added and reads as follows:

     "Unused Line Fee:                             0.50% per annum over
                                                   a 360-day year"

16.  Section 10.5(a), (b) and (c) (financial covenants) are hereby deleted.

17. Section 10.6(c) is hereby amended to change Borrower's chief executive office to : 47200 Bayside Parkway, Fremont CA. 94538.


If the foregoing correctly sets forth our agreement, please so acknowledge by dating and signing below and returning a copy of this letter via facsimile and original via mail.

Very truly yours,

The CIT Group/
 Credit Finance, Inc.



Thomas Hayes
Vice President

All of the foregoing is hereby agreed to and accepted.


Seeq Technology Incorporated                      Kodiak Technology Incorporated


By                                                By
     ---------------------------                       -------------------------
Title                                             Title
     ---------------------------                       -------------------------